SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ x ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

SELECTICA, INC.

(Name of Registrant as Specified In Its Charter)

XXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SELECTICA, INC.

3 West Plumeria Drive
San Jose, California 95134

August 16, 2004

TO THE STOCKHOLDERS OF SELECTICA, INC.

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Selectica, Inc. (the “Company”), which will be held at Techmart at 5201 Great America Parkway, Santa Clara, California 95054, on Thursday, September 16, 2004, at 1:00 p.m.

      Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

      It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting. Detailed instructions on how to vote your shares can be found in the “How to Vote” section on page 1 of the attached proxy statement.

      On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ STEPHEN BENNION

STEPHEN BENNION
President and Chief Executive Officer (Interim)
and Chief Financial Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTOR
Recommendation of the Board of Directors
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT ACCOUNTANTS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE GRAPH
EXECUTIVE COMPENSATION AND RELATED INFORMATION
OPTIONS GRANTED IN LAST FISCAL YEAR
EMPLOYMENT AGREEMENTS, SEPARATION AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS
CODE OF ETHICS FOR CHIEF EXECUTIVE OFFICER AND SENIOR FINANCIAL OFFICERS AND CODE OF BUSINESS CONDUCT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
FORM 10-K
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
OTHER MATTERS
APPENDIX A

SELECTICA, INC.

3 West Plumeria Drive
San Jose, California 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 16, 2004

       The Annual Meeting of Stockholders (the “Annual Meeting”) of Selectica, Inc. (the “Company”) will be held at Techmart at 5201 Great America Parkway, Santa Clara, California 95054, on Thursday, September 16, 2004, at 1:00 p.m. for the following purposes:

1. To elect one member to the board of directors to serve until the expiration of his term or until his successor has been duly elected or qualified;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2005; and

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      The foregoing items of business are more fully described in the attached Proxy Statement.

      Only stockholders of record at the close of business on July 28, 2004 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 3 West Plumeria Drive, San Jose, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ STEPHEN BENNION

STEPHEN BENNION
President and Chief Executive Officer (Interim)
and Chief Financial Officer

San Jose, California

August 16, 2004

IMPORTANT

          WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

SELECTICA, INC.

3 West Plumeria Drive
San Jose, California 95134

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 16, 2004

       This proxy statement (“Proxy Statement”) is furnished to the stockholders of Selectica, Inc., a Delaware corporation, (the “Company”) by the Company in connection with the solicitation by the Board of Directors of the Company (the “Board” or “Board of Directors”) of proxies in the accompanying form for use in voting at the 2004 annual meeting of stockholders (the “Annual Meeting”) of the Company to be held on September 16, 2004, at Techmart at 5201 Great America Parkway, Santa Clara, California 95054, at 1:00 p.m., Pacific Daylight Time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

      This Proxy Statement and the accompanying proxy were first sent by mail to stockholders on or about August 16, 2004. The cost of this solicitation is being borne by the Company. The Company has retained the services of U.S. Stock Transfer to assist in the solicitation of proxies for a fee. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile.

      The close of business on July 28, 2004 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock (“Common Stock”) of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 32,716,029 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

      A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum a the Annual Meeting.

How to Vote

•	You may vote by mail

      In order to vote your shares at the Annual Meeting, complete, date, sign and mail the enclosed proxy card in the postage pre-paid envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

      If you do not mark your voting instructions on the proxy card, your shares will be voted:

1.	for the election of James Arnold, Jr. as director; and

2.	for ratification of the appointment of Ernst & Young LLP as our independent public accountants for the fiscal year ending March 31, 2005.

•	You may vote in person at the meeting

      You may complete the ballot we will pass out to any stockholder who wants to vote at the meeting. If you hold your shares in street name, however, you must obtain a proxy from the institution that holds your shares in order to vote at the meeting.

      WE ARE UNABLE TO COUNT VOTES RECEIVED IN ANY MANNER OTHER THAN THOSE DESCRIBED ABOVE. After the Annual Meeting of Stockholders has been adjourned, any subsequent votes which are submitted to the transfer agent will not be counted.

Votes Required

      Proposal 1. The director nominee receiving the highest number of affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting shall be elected as director. The nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total votes.

      Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2005 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

      The Company’s Certificate of Incorporation provides for a classified Board of Directors comprised of three classes, with the terms of office of each class of directors ending in successive years. At the Annual Meeting of Stockholders, the Company will have authorized five directors, with each class of directors consisting of either one or two directors. At the Annual Meeting, one director will be elected to serve until the Company’s 2007 Annual Meeting or until his successor is elected and qualified. The individual being nominated for election to the Board of Directors (the “Nominee”), his age as of June 30, 2004, his position and office held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominee listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The one Nominee receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected director of the Company.

Nominee	Age	Positions and Offices Held with the Company

James Arnold, Jr.(1)(2)	47	Director and Audit Committee Chairman

(1)	Member of Audit Committee

(2)	Member of Nominating Committee

      James Arnold, Jr. has served as chairman and financial expert of Selectica’s audit committee since 2003. Mr. Arnold is currently a consultant and was previously the Corporate Vice President and Corporate Controller of Cadence Design Systems. Prior to joining Cadence, Mr. Arnold held a number of senior finance positions, including Chief Financial Officer, at Informix Corp. — now known as Ascential Software Corporation. From 1995 to 1997, Mr. Arnold served as Corporate Controller for Centura Software Corporation. Mr. Arnold worked in public accounting at Price Waterhouse LLP from 1983 to 1995, where he provided consulting and auditing services to companies in a broad array of industries including software, semiconductors, oil exploration & production, and banking. Mr. Arnold received a bachelor’s degree in finance from Delta State University in Cleveland, Mississippi and an M.B.A. from Loyola University in New Orleans, Louisiana.

Continuing Directors — Terms Ending in 2005 and 2006

      Set forth below is information regarding the continuing directors of the Company, including their ages as of June 30, 2004, the periods during which they have served as directors, and information furnished by them as to their principal occupations and directorships held by them in corporations whose shares are publicly registered.

		Positions and Offices
		Held with the
Director	Age	Company

John Fisher(2)(3)(4)	45	Director
Michael Lyons(2)(3)(4)	62	Director
Dr. Sanjay Mittal(1)	51	Director
Thomas Neustaetter(1)(3)(4)(5)	52	Director

(1)	Term ends in 2005

(2)	Term ends in 2006

(3)	Member of Compensation Committee

(4)	Member of Audit Committee

(5)	Member of Nominating Committee

      John Fisher has served as a director since July 1997. Since 1991, Mr. Fisher has served as a Managing Director of Draper Fisher Jurvetson, a venture capital firm. Mr. Fisher also serves on the boards of directors of Airprism, Cambridge Innovations, CMI Marketing, Entegrity Solutions, SafeView and Visto Corporation. Mr. Fisher received his B.A., Magna Cum Laude, in History of Science and his M.B.A. from Harvard University.

      Michael Lyons has served as a director since July 1998. He is a Senior Advisor in the Technology Investment Group at Investcorp since February of 2003 and serves on the Board of Directors for Real-Time Innovations, SafeView, and PetroShear, and as a member of the Battelle/ PNNL DOE Industrial Advisory Board. In addition, he serves as an Entrepreneur in Residence at Vanguard Ventures, a venture capital firm. Concurrently, Mr. Lyons is a Consulting Associate Professor at the Stanford University Department of Management Science and Engineering. Mr. Lyons received a Bachelors and Masters (equivalent) in Engineering Physics from Cornell University in 1965, an M.S.E.E. from Stanford in 1966, and an M.B.A., with Distinction, from the Pepperdine Presidential/ Key Executive Program in 1988. He is a graduate of the Stanford/ AEA Institute for the Management of High Technology Companies and a Price-Babson Fellow in Entrepreneurship Education.

      Dr. Sanjay Mittal, a co-founder of the Company, has served as our Chief Technical Advisor since September 2003 and has served on the Board of Directors since our inception. He served as the Chairman, President and Chief Executive Officer from July 2002 until September 2003. Prior to that, he served as the Chief Technical Officer and Executive Vice President of Engineering from the founding of the Company until 2002. He is the inventor of the Company’s industry-leading configuration engine and holds six patents. Prior to co-founding Selectica, from April 1992 to July 1996, Dr. Mittal was the founder and President of Catalogics Software Corporation, a configuration software company that became the basis for Selectica in 1996. From 1990 to 1992, Dr. Mittal managed a data-mining software development team at Metaphor, a business software company. Prior to that, Dr. Mittal was a senior research scientist at Xerox’s Palo Alto Research Center (PARC) from 1982 to 1990. Dr. Mittal received his B.Tech in Electrical Engineering from the Indian Institute of Technology and his M.S. and Ph.D. in Computer Science from Ohio State University.

      Thomas Neustaetter has served as a director since July 1999. Since March 1999, Mr. Neustaetter has been a Partner of JK&B Capital. Prior to joining JK&B Capital, Mr. Neustaetter was a Partner of the Chatterjee Group, an affiliate of Soros Fund Management, from January 1996 to February 1999. Mr. Neustaetter serves on the boards of directors of Intrusec, Instantis, emWare, XOSoft, and Intacct. Mr. Neustaetter earned his B.A. Phi Beta Kappa in Philosophy from the University of California, Berkeley, and his M.B.A. and M.S. in Information Science from University of California, Los Angeles.

Non-Continuing Director — Term Ending in 2004

      Set forth below is information regarding Rajen Jaswa, the only non-continuing director of the Company, including his age as of June 30, 2004, the period during which he has served as director, and information furnished by him as to his principal occupations and directorships held by him in corporations whose shares are publicly registered.

Director	Age	Positions and Offices Held with the Company

Rajen Jaswa(1)	51	Director

(1)	Term ends in 2004

      Rajen Jaswa, a co-founder of the Company, has served as a director since our inception. Mr. Jaswa also served as our President and Chief Executive Officer from our inception until July 2002. Prior to co-founding Selectica, Mr. Jaswa served as President of OPTi, Inc., a supplier of PC compatible chipsets from January 1995 to January 1996 and as Vice President of Sales and Marketing from August 1989 to December 1994. Mr. Jaswa received his B.S.E.E. in Electrical Engineering from the Indian Institute of Technology, his M.S.E.E. in Electrical Engineering from the University of Toronto and his M.B.A. from Stetson University.

Mr. Jaswa’s term as a director will expire at the Annual Meeting. He has decided not to stand for re-election to the Board of Directors.

Non-Director Executive Officers

      Our non-director executive officers and key employees and their ages as of June 30, 2004, are as follows:

Name	Age	Position

Stephen Bennion	57	President and Chief Executive Officer (Interim) and Chief Financial Officer
David Achim	46	Senior Vice President of Worldwide Field Operations

      Stephen R. Bennion has served as our President and Chief Executive Officer (Interim) since September 2003 and as our Chief Financial Officer and Executive Vice President of Finance since September 1999. Mr. Bennion has served as our Executive Vice President of Worldwide Professional Services from October 2002 to May 2004. In January 2000, Mr. Bennion was elected our Secretary. From April 1998 to September 1998, Mr. Bennion served as Vice President and Chief Financial Officer for the Western Region for Cohesive Technology Solutions, a technology consulting company. From April 1995 to April 1998, Mr. Bennion served as Executive Vice President and Chief Financial Officer for Worldtalk Communications Corporation, an Internet e-mail software company. Mr. Bennion received his B.S. in accounting from Weber State University and is a Certified Public Accountant.

      David Achim has served as our Senior Vice President of Worldwide Field Operations since January 2004. From December 2002 to December 2003, Mr. Achim served as Vice President of Vertical Markets at Vignette Corporation. From January 2001 to December 2002, he was Senior Vice President of Worldwide Sales and Operations for Epicentric, Inc., which was acquired by Vignette in December of 2002. Prior to joining Epicentric, Achim was Selectica’s Vice President of Sales for the Central Region.

Board of Directors Meetings and Committees

      During the fiscal year ended March 31, 2004, the Board of Directors held seven (7) meetings. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

Stockholder Communications with the Board of Directors

      The Board provides a process for Selectica’s security holders to send communications to the Board. Stockholders may communicate with the Board as a whole, with a committee of the Board, or with an individual director by sending a letter to Selectica’s Corporate Secretary at Selectica, Inc., 3 West Plumeria Drive, San Jose, California, 95134.

Audit Committee

      During the fiscal year ended March 31, 2004, the Audit Committee of the Board of Directors held four (4) meetings. The Audit Committee was created on June 10, 1999. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the adequacy of the Company’s financial reporting and disclosure controls and processes, the adequacy of the Company’s internal control policies, the selection of the Company’s accountants, the scope of the annual audits, fees to be paid to the Company’s accountants, the performance of the Company’s accountants and the accounting practices of the Company. During the fiscal year ended March 31, 2004, the members of the Audit Committee were Messrs. Arnold, Fisher, Lyons and Neustaetter.

      The Board amended and restated the Audit Committee’s written charter on January 21, 2004. A copy of the Audit Committee’s charter is attached to this proxy statement as Appendix A and is also available on the Company’s website at http://www.selectica.com/about/charters.htm. The Board has determined each of the Audit Committee members to be independent under Nasdaq Rule 4200.

      The Board has determined that the Company’s financial expert is Mr. James Arnold, Jr.

Compensation Committee

      During the fiscal year ended March 31, 2004, the Compensation Committee of the Board of Directors held no meetings. The Compensation Committee acted by written consent on one (1) occasion. The Compensation Committee was created on July 27, 1999. The Compensation Committee makes recommendations to the Board regarding the compensation of the Board members, reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1996 Stock Plan, 2001 Supplemental Plan and 1999 Equity Incentive Plan and administers the 1999 Employee Stock Purchase Plan. The members of the Compensation Committee during the fiscal year ended March 31, 2004 were Messrs. Fisher, Lyons and Neustaetter.

Nominating Committee

      During the fiscal year ended March 31 2004, the Nominating Committee of the Board of Directors held no meetings. Selectica’s Nominating Committee is charged with reviewing, acting on and reporting to the Board with respect to overseeing the search for, evaluation of, and nomination of directors for service on the Board and its committees, including candidates nominated by stockholders. In addition, the Nominating Committee is charged with evaluating the performance of the Board, reviewing its composition and structure, and overseeing and implementing continuing education programs. The members of the Nominating Committee are Messrs. Arnold and Neustaetter.

      The charter for the Nominating Committee was adopted by the Board on January 21, 2004. The charter is available to security holders on the Company’s website at http://www.selectica.com/about/charters.htm. In accordance with current regulatory requirements, the Nominating Committee members are all independent under Nasdaq Rule 4200.

      In evaluating nominees for director candidates to recommend to the Board, the Nominating Committee will take into account many factors within the context of the characteristics and needs of the Board as a whole. While the specific needs of the Board may change from time to time, all nominees for director are considered on the basis of the following minimum qualifications:

•	the highest level of personal and professional ethics and integrity, including a commitment to the Company’s values as set forth in the Company’s code of conduct;

•	practical wisdom and mature judgment;

•	diversity in background;

•	independence as a director as defined by the Securities and Exchange Commission (the “SEC”) and Nasdaq;

•	understanding of basic financial statements;

•	broad training and significant leadership experience in business, technology, finance, corporate governance, public interest or other disciplines relevant to the long-term success of the Company;

•	the ability to gain an in-depth understanding of the Company’s business; and

•	a willingness to represent the best interests of all stockholders of the Company and objectively appraise the management’s performance.

      In determining whether to recommend a director for re-election, the Nominating Committee will also consider, among other criteria, the director’s tenure on the Board, past attendance at meetings, participation in and contributions to the activities of the Board, the director’s continued independence (including any actual, potential or perceived conflicts of interest), as well as the director’s age and changes in his or her principal occupation or professional status.

      The Nominating Committee believes that the continuing service of qualified incumbent directors promotes stability and continuity on the Board, contributing to the Board’s ability to work effectively as a collective body, while providing the Company with the benefits of familiarity and insight into the Company’s affairs that its directors have developed over the course of their service. Accordingly, consistent with past Company practice, the Nominating Committee will first consider recommending incumbent directors who wish to continue to serve on the Board for re-election at the Company’s annual meeting of stockholders.

      In situations where the Committee determines not to recommend an incumbent director for re-election, an incumbent director declines to stand for re-election, or a vacancy arises on the Board for any reason (including the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board), the Nominating Committee may commence a search for new director nominees. The Nominating Committee may, in its discretion, use a variety of means to identify potential nominees for directors, including the engagement of a third-party search firm to whom the Company may pay a fee to assist with the identification and evaluation of potential candidates for director.

      The Nominating Committee may consider potential nominees identified by other sources, including current directors and senior management. In addition, the Committee is authorized to consider stockholder nominees for election to the Board. In determining whether to recommend a candidate to the Board of Directors, the Nominating Committee will consider the current composition and capabilities of current directors, as well as any additional qualities or capabilities considered necessary or desirable in light of the existing or anticipated needs of the Board.

      The Nominating Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates. In addition, the Committee may also consider as one of the factors in its evaluation, the amount of Company voting stock held by the stockholder and the length of time the stockholder has held such stock. The Nominating Committee will oversee an interview process in evaluating candidates. Stockholders wishing to submit candidates for consideration by the Nominating Committee may do so by writing to Selectica’s Corporate Secretary at Selectica, Inc., 3 West Plumeria Drive, San Jose, California, 95134, Attn: Director Nominations, and by complying with the Company’s bylaws, a copy of which was filed as an exhibit to the annual report on form 10-K dated June 30, 2003.

      To be considered by the Nominating Committee in connection with the Company’s annual meeting of stockholders, recommendations for nomination to the Board must be submitted to the Secretary of the Company at the principal executive offices of the Company not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting. Recommendations should include: (1) the stockholder’s name, address and telephone number; (2) the amount and nature of record and/or beneficial ownership of Selectica securities held by the stockholder; (3) the name, age, business address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed candidate; (4) a description of the qualifications and background of the proposed candidate that addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time; (5) the amount and nature of record and/or beneficial ownership of the Company securities held by the proposed candidate, if any; (6) a description of all arrangements or understandings between the stockholder and the proposed candidate relating to the proposed candidate’s candidacy; (7) a statement as to whether the proposed candidate would be considered an independent director under applicable Nasdaq rules; (8) the consent of the proposed candidate (a) to be named in the proxy statement relating to Selectica’s annual meeting of stockholders, and (b) to serve as a director if elected at such annual meeting; and (9) any other information regarding the proposed candidate that may be required to be included in a proxy statement by applicable SEC rules. The Nominating

Committee may request any additional information reasonably necessary to assist it in assessing a proposed candidate.

      The one nominee to the Board has been recommended for nomination by the Nominating Committee for inclusion in this proxy statement and on the Company’s proxy card and is an incumbent director standing for re-election.

Director Compensation

      Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors, except that Mr. Arnold receives $10,000 annually for his services as Audit Committee Chairman.

      Non-employee Board members are eligible for option grants under the Company’s 1999 Equity Incentive Plan under the automatic option grant program. Each individual who first becomes a non-employee Board member after December 11, 2002 will be granted an option (“Initial Option”) to purchase 50,000 shares of the Company’s Common Stock on the date such individual joins the Board. The Initial Option becomes vested as to 25% of the option shares upon the completion of 12 months of service and as to 1/48 of the option shares upon the completion of each month of service thereafter. In addition, at each Annual Meeting of Stockholders, each non-employee director who will continue to be a director after such Annual Meeting will receive an additional option (“Annual Option”) to purchase 12,500 shares of Common Stock. The Annual Option becomes fully vested upon the completion of 12 months of service from the grant date. Each director who received an Initial Option will first be eligible to receive an Annual Option in the calendar year that is after the calendar year in which the director received the Initial Option. The exercise price for each option grant will be equal to the fair market value per share of Common Stock on the option grant date. If there is a change in control or a termination as a result of death, disability or retirement after reaching age 65, the Initial Options and Annual Options will become fully vested. Pursuant to the terms of the automatic option grant program under the Company’s 1999 Equity Incentive Plan, Messrs. Arnold, Fisher, Lyons, Mittal and Neustaetter will each receive an option to purchase 12,500 shares of Common Stock in connection with the 2004 Annual Meeting.

      All directors are also eligible to receive options and be issued shares of Common Stock directly under the 1999 Equity Incentive Plan, outside of the automatic option grant program, and directors who are employees of the Company are also eligible to participate in the Company’s 1999 Employee Stock Purchase Plan.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF JAMES ARNOLD, JR. TO THE BOARD OF DIRECTORS OF THE COMPANY.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

      The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2005. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

      In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

      Ernst & Young LLP has audited the Company’s financial statements since 1996. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

      A summary of the fees paid to Ernst & Young LLP during the prior fiscal year is contained in the section entitled “Report of the Audit Committee of the Board of Directors.”

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2005.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of June 30, 2004, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent 5% of the Company’s outstanding shares of Common Stock, (ii) each of the Company’s directors and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

      To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the person named in the table have sole voting and investment power with respect to all shares of Common Stock as beneficially owned by them.

	Shares Beneficially Owned as of
	June 30, 2004 (1)

Name and Address of Beneficial Owner	Number of Shares	Percentage of Class

Sanjay Mittal(2)	1,149,327	3.44%
Rajen Jaswa(3)	145,163	*
James Arnold, Jr.	0	*
David Achim(4)	58,333	*
Stephen Bennion(5)	358,133	1.09%
John Fisher(6)	467,129	1.43%
Michael Lyons(7)	119,162	*
Thomas Neustaetter(8)	1,238,851	3.79%
All executive officers and directors as a group (eight persons)(9)	3,536,098	10.42%

5% Shareholder
Dimensional Funds Advisors, Inc.(10)	2,493,261	7.64%
1299 Ocean Avenue Santa Monica, CA 90401
Fuller and Thaler Asset Management(10)	2,552,050	7.82%
411 Borel Avenue, Suite 402 San Mateo, CA 94402
FMR Corp.(10)	1,773,500	5.44%
82 Devonshire Street Boston, MA 02109

*	Less than 1% of the outstanding shares of Common Stock.

(1)	The number of shares of Common Stock Deemed outstanding includes shares issuable pursuant to stock options that may be exercised within 60 days after June 30, 2004. Percentage of ownership is based on 32,630,424 shares of Common Stock outstanding on June 30, 2004, plus shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2004 and held by each listed person. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of June 30, 2004 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person.

(2)	Includes options exercisable for 777,777 shares of Common Stock within 60 days of June 30, 2004. Also includes 103,000 shares of Common Stock held as custodian for minors related to Dr. Mittal. Dr. Mittal’s address is c/o Selectica, Inc., 3 West Plumeria Drive, San Jose, California 95134.

(3)	Includes options exercisable for 7,500 shares of Common Stock within 60 days of June 30, 2004. Mr. Jaswa’s address is c/o Selectica, Inc., 3 West Plumeria Drive, San Jose, California 95134.

(4)	Includes options exercisable for 58,333 shares of Common Stock within 60 days of June 30, 2004. Mr. Achim’s address is c/o Selectica, Inc., 3 West Plumeria Drive, San Jose, California 95134.

(5)	Includes options exercisable for 345,832 shares of Common Stock within 60 days of June 30, 2004. Also, includes 1,000 shares held as custodian for Mr. Bennion’s son. Mr. Bennion’s address is c/o Selectica, Inc., 3 West Plumeria Drive, San Jose, California 95134.

(6)	Includes 429,629 shares of Common Stock held by Mr. Fisher in custodial or trust accounts and options exercisable for 37,500 shares of Common Stock within 60 days of June 30, 2004. Mr. Fisher’s address is Draper Fisher Jurvetson, 2882 Sand Hill Road, Suite 150, Menlo Park, California 94025.

(7)	Includes options exercisable for 37,500 shares of Common Stock within 60 days of June 30, 2004. Mr. Lyon’s address is Vanguard Ventures, 525 University Avenue, 12th floor, Palo Alto, California, 94301.

(8)	Includes options exercisable for an aggregate of 37,500 shares of Common Stock within 60 days of June 30, 2004. Also includes 1,141,031 shares held by JK&B Capital III, L.P. David Kronfeld and Thomas Neustaetter have the power to vote and dispose of shares held by JK&B Capital III, L.P. Mr. Neustaetter, a member of JK&B Capital Management LLC, the general partner of JK&B Capital III, L.P., disclaims beneficial ownership of such except to the extent of his pecuniary interest therein. Mr. Neustaetter’s address is JK&B Capital, 180 N. Stetson Avenue, Chicago, Illinois 60601.

(9)	Includes options exercisable for an aggregate of 1,301,942 shares of Common Stock within 60 days of June 30, 2004.

(10)	Reported by the investor on Schedule 13G as most recently filed with the Securities and Exchange Commission.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee” or the “Committee”) has the authority to establish the level of base salary payable to the Chief Executive Officer (“CEO”) and certain other executive officers of the Company and to administer the Company’s equity incentive plans. In addition, the Committee has the responsibility for approving the individual bonus programs and targets to be in effect for the CEO and certain other executive officers each fiscal year.

      For fiscal 2004, the Compensation Committee weighed many factors to determine the executive officer compensation level for a newly hired executive officer, including (without limitation) industry compensation surveys and general and local market conditions.

      General Compensation Policy. The objective of the Compensation Committee’s executive compensation program is to align executive compensation with the Compensation Committee’s long and short-term business objectives and performance.

      Additionally, it is imperative that the Company’s executive compensation program allows the Company to attract, retain and motivate qualified executives who are able to contribute to the long-term success of the Company. The following specific strategies are utilized to guide the Compensation Committee’s executive compensation decisions:

•	Risk and Reward: A significant portion of an executive’s compensation should be tied to his performance and contributions to the success of the Company.

•	Pay for Performance: If an executive performs at a higher level, then the executive should be rewarded with a higher level of compensation. Similarly, if performance is below minimum expectations, then there should be a lower level of compensation or there may be no variable compensation.

•	Compensate Competitively: The Compensation Committee compares its compensation programs to those of other companies of comparable size and in similar industries and establishes compensation programs that are substantially at market.

      During fiscal 2004, the Compensation Committee’s executive compensation program included these key elements:

•	Base Salary: The Compensation Committee established the base salary of the Company’s newly hired executive officer based on comparisons with executive salary surveys from market data for officers and executives in competitive public software companies (the “peer companies”). The level of base salary set for the Company’s executive officers to date has been comparable to the average of the surveyed compensation data for the peer companies. Additionally, each executive’s base pay was positioned relative to the total compensation package, including cash incentives and equity-based incentives, and, if applicable, reflects the additional responsibilities and positions assumed by an executive.

•	Equity-Based Incentives. Stock options are designed to align the interests of each executive with those of the stockholders. During fiscal 2004, the Compensation Committee granted stock options to a newly hired executive officer in connection with his employment commencement but did not grant any options to its existing Named Officers, except for the automatic option grant to Dr. Mittal for his services as a non-employee Board member, as described below. In determining the size of the initial option grant to the newly hired officer, the Compensation Committee considered the option number that would be competitive with grants to similar officers of peer companies. The Compensation Committee believes that stock options provide added incentive for executives to influence the strategic direction of the Company and to create and grow value for customers, bringing new products to market, and creating the foundation for future growth for the stockholders and employees. The per share exercise price of the options is equal to the Company’s per share fair market value on the option grant date. The option granted to Dr. Mittal in fiscal 2004 was made pursuant to the automatic option grant program under the Company’s 1999 Equity Incentive Plan for his services as a non-employee Board member.

      CEO Compensation: Dr. Mittal and Mr. Bennion did not participate in the Compensation Committee’s decisions concerning their compensation. The annual base salary for Mr. Bennion, the Company’s President and Chief Executive Officer (Interim) and Chief Financial Officer, was set forth in his employment agreement with the Company, dated January 1, 2003. Mr. Bennion’s bonus was paid following his promotion to the position of President and Chief Executive Officer (Interim). The base salary of Dr. Mittal, the Company’s former President, Chief Executive Officer and Chief Technical Officer, was set forth in his employment agreement with the Company, dated January 1, 2003. Dr. Mittal also signed a separation agreement with us, which provided certain consulting fees for his service as the Company’s Chief Technical Advisor. (See “Employment Agreements, Separation Agreements and Change in Control Arrangements” for more details.)

      Tax Limitation. Under the Federal tax laws, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under the Company’s 1999 Equity Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per fiscal year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option granted under the 1999 Equity Incentive Plan prior to the date of this Annual Meeting with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company’s executive officers for fiscal 2004 will exceed the $1 million limit per officer, the Compensation Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company’s executive officers to the $1 million cap.

      Submitted by the following members of the Compensation Committee:

Tom Neustaetter
John Fisher
Michael Lyons

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Company’s Board of Directors was created on July 27, 1997 and the members of the Compensation Committee during the fiscal year ended March 31, 2004 were Messrs. Fisher, Lyons and Neustaetter. None of these individuals was at any time during 2004, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

      The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process and process for monitoring compliance with laws and regulations and the Company’s Standards of Business Conduct. In addition, the Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company. The Audit Committee for the last fiscal year consisted of Messrs. Arnold, Fisher, Lyons and Neustaetter.

      The Company’s management has primary responsibility for preparing the Company’s financial statements and financial reporting process. The Company’s independent accountants, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States. The Audit Committee has general oversight responsibility with respect to the financial reporting process and the overall scope of the Company’s audit, and it reviews the results of the audit as well as other services provided by the Company’s independent accountants. As part of this process, the Audit Committee meets periodically with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held four meetings during the last fiscal year.

      In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed with the Company’s management and the independent auditors the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004. This review included a discussion of the quality and the acceptability of our financial reporting and controls, including the clarity of disclosures in the financial statements.

•	The Audit Committee has discussed with our independent accountants, who are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality and the acceptability of our financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61.

•	The Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants’ independence.

     Audit Fees

      The audit fees for the fiscal years ended March 31, 2004 and March 31, 2003 were $309,500 and $309,300, respectively. The audit fees were for professional services rendered by the principal accountants for the audit of the Company’s annual financial statement and review of financial statements included in the Company’s Form 10-Q or services normally provided by the accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

     Audit Related Fees

      The Company paid no audit related fees to Ernst & Young LLP for the fiscal years ended March 31, 2004 and March 31, 2003.

     Tax Fees

      The Company paid no tax fees to Ernst & Young LLP for the fiscal years ended March 31, 2004 and March 31, 2003.

     All Other Fees

      The Company did not incur any other fees from Ernst & Young LLP for the fiscal years ended March 31, 2004 and March 31, 2003.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the majority of the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP, as the Company’s independent auditors.

      The Audit Committee was organized on June 10, 1999 and operates in accordance with the provisions of its charter, which was amended and restated on January 21, 2004. The Audit Committee charter is attached as an Appendix to this Proxy Statement. Each of the members of the Audit Committee is independent as defined under the listing standards of the Nasdaq National Market.

      Submitted by the following members of the Audit Committee:

James Arnold
John Fisher
Michael Lyons
Thomas Neustaetter

STOCK PERFORMANCE GRAPH

      The graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock between March 10, 2000 and March 31, 2004 with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Stock Market-U.S. Index”) and (ii) the S&P Application Software Index (the “S&P Application Software Index”), over the same period. This graph assumes the investment of $100.00 on March 10, 2001, in the Company’s Common Stock, the Nasdaq Stock Market-U.S. Index and the S&P Application Software Index, and assumes the reinvestment of dividends, if any.

      The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s Common Stock. Information used in the graph was obtained from Standard & Poor’s Compustat Total Return Service, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPARISON OF 4 YEAR CUMULATIVE TOTAL RETURN*

AMONG SELECTICA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S&P APPLICATION SOFTWARE INDEX

*	$100 invested on 3/10/00 in stock or on 2/29/00 in index — including reinvestment of dividends. Fiscal year ending March 31.

Copyright ©2002, Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

The Nasdaq Stock Market-U.S. Index and the S&P Market

Total Return to Stockholder’s
(Dividends reinvested monthly)

	Base Period
	March 10,	March 31,	March 31,	March 31,	March 31,	March 31,
Company/Index	2000	2000	2001	2002	2003	2004

SELECTICA, INC.	$100	$294.17	$17.33	$12.87	$9.80	$18.20
S&P APPLICATION SOFTWARE INDEX	$100	$72.70	$27.40	$33.26	$16.82	$23.72
NASDAQ US INDEX	$100	$101.65	$37.01	$28.98	$23.71	$39.55

      The Company effected its initial public offering of Common Stock on March 9, 2000 at a price of $30.00 per share. The graph above assumes that shares were purchased at the $30.00 per share offering price.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

      The following Summary Compensation Table sets forth information concerning compensation earned during the fiscal years ended March 31, 2004, 2003 and 2002 by (i) the Company’s Chief Executive Officer and former Chief Executive Officer and (ii) the one other executive officer who was serving as an executive officer of the Company during the fiscal year that ended March 31, 2004, whose total salary and bonus for services rendered in all capacities to the Company exceeded $100,000 during the fiscal year ended March 31, 2004 (collectively, the “Named Officers”).

Summary Compensation Table

				Long-Term
				Compensation
				Awards

		Annual Compensation		Securities
	Fiscal			Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Options (#)	Compensation($)

Stephen Bennion(1)	2004	250,000	222,511	—	—
President and Chief	2003	231,250	12,5000	300,000	—
Executive Officer (Interim)	2002	225,000	202,689	200,000	—
and Chief Financial Officer
Dr. Sanjay Mittal(2)	2004	119,792	—	12,500	166,729	(3)
Director and Chief	2003	256,250	15,625	500,000	—
Technical Advisor	2002	250,000	422,310	500,000	—
Dr. S.S. Sundarajan(4)	2004	130,000	—	—	27,499	(5)
Executive Vice President	2003	130,000	6,250	50,000	—
of India Operations	2002	130,000	43,750	50,000	—

(1)	Became President and Chief Executive Officer (Interim) in September 2003.

(2)	Resigned as President, Chief Executive Officer and Chief Technical Officer in September 2003.

(3)	Represents payment for accrued but unused PTO in the amount of $31,729 and fees for his service as Chief Technical Advisor in the amount of $135,000.

(4)	Resigned as Executive Vice President of India Operations in February 2004.

(5)	Represents payment for accrued but unused PTO in the amount of $16,666 and severance in the amount of $10,833.

OPTIONS GRANTED IN LAST FISCAL YEAR

      The following table provides information on stock option grants to the Named Officers during the fiscal year ended March 31, 2004. These options are included in the Summary Compensation Table. All options were granted at fair market value under the 1999 Equity Incentive Plan. The options have ten-year terms. The gains calculated below assume annual compound stock price appreciation of 5% and 10% from the date the option was originally granted until the end of the option term. The 5% and 10% assumed annual compound rates of stock price appreciation are required by SEC rules and do not represent the Company’s estimate or projection of future stock prices.

Potential Realizable
		Individual Grants			Value at Assumed
Annual Rates of
	Number of				Stock Price
	Securities	% of Total			Appreciation for
	Underlying	Options Granted			Option
	Options	to Employees in	Exercise
	Granted	Fiscal Year	Price	Expiration	Term
Name	(#)	2004	($/SH)	Date	5%($)	10%($)

Stephen Bennion	—	—	—	—	—	—
Dr. Sanjay Mittal	12,500	0.55%	4.32	9/19/2013	87,960	140,162
Dr. S.S. Sundarajan	—	—	—	—	—	—

FISCAL YEAR END OPTION VALUES

      No options were exercised by any of the Named Officers during fiscal 2004. The following table sets forth information concerning the year-end number and value of unexercised options with respect to each Named Officer. No stock appreciation rights were granted or exercised by the Named Officers or were outstanding during fiscal 2004.

	Number of Securities
	Underlying Unexercised		Value of Unexercised In-
	Options at Fiscal Year-End		The-Money Options at Fiscal
	(#)		Year-End ($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Stephen Bennion	283,333	216,667	775,749	616,251
Dr. Sanjay Mittal	708,333	304,167	2,134,166	860,084
Dr. S.S. Sundarajan	105,794	0	94,865	0

(1)	Based on the fair market value of the Company’s Common Stock on March 31, 2004 ($5.46 per share), which is the closing price on March 31, 2004 on the Nasdaq Stock Market.

EMPLOYMENT AGREEMENTS, SEPARATION AGREEMENTS AND

CHANGE IN CONTROL ARRANGEMENTS

      Under his employment agreement, dated January 1, 2003, the Company’s President and Chief Executive Officer (Interim) and Chief Financial Officer and Secretary, Stephen Bennion, receives an annual base salary of $250,000 and is eligible to be considered for an annual incentive bonus after the Company attains profitability. Mr. Bennion also received an option grant for 300,000 shares of the Company’s common stock that becomes exercisable in 36 equal installments upon his completion of each month of service following the date of grant. This option becomes fully exercisable if Mr. Bennion is involuntarily terminated within 12 months after a change in control. If the Company terminates his employment for any reason other than cause or permanent disability and he signs a release of claims against the Company, he will be entitled to receive his most recent base salary for 12 months after the date of employment termination but if he is involuntarily terminated within 12 months after a change in control, instead of the previously described severance package, he will be entitled to receive his most recent base salary for 18 months after his employment terminates and the Company will continue his group insurance coverage (or pay his COBRA premiums) until the earlier of (a) the date when he receives substantially equivalent coverage in connection with new employment or (b) the date that is 18 months after employment termination (and if the Company pays his COBRA premiums, the payments continue until the earliest of (a), (b) or (c) the date when COBRA coverage expires). As severance in either of the above scenarios, the Company will also pay to Mr. Bennion a pro rata portion of any incentive bonus that he would have received had his employment not been terminated.

      Under his employment agreement, dated January 1, 2003, the Company’s former President, Chief Executive Officer and Chief Technical Officer, Dr. Sanjay Mittal, received an annual base salary of $275,000 and was eligible to be considered for an annual incentive bonus after the Company attained profitability. Dr. Mittal also received an option grant for 500,000 shares of the Company’s common stock that became exercisable in 36 equal installments upon his completion of each month of service following the date of grant. This option would have become fully exercisable if Dr. Mittal had been involuntarily terminated within 12 months after a change in control. If the Company terminated his employment for any reason other than cause or permanent disability and he signed a release of claims against the Company, he would be entitled to receive his most recent base salary for 12 months after the date of employment termination but if he had been involuntarily terminated within 12 months after a change in control, instead of the previously described severance package, he would be entitled to receive his most recent base salary for 24 months after his employment terminated and the Company would continue his group insurance coverage (or pay his COBRA premiums) until the earlier of (a) the date when he receives substantially equivalent coverage in connection with new employment or (b) the date that is 24 months after employment termination (and if the Company pays his COBRA premiums, the payments continue until the earliest of (a), (b) or (c) the date when COBRA coverage expires). As severance in either of the above scenarios, the Company would also pay to Dr. Mittal a pro rata portion of any incentive bonus that he would have received had his employment not been terminated.

      On September 22, 2003, Dr. Mittal entered into a separation agreement with the Company, which provided the following terms in consideration for his execution of a general release of claims. Dr. Mittal continues in service as the Company’s Chief Technical Advisor (“CTA”) and receives a monthly fee of $20,000. The Company will pay Dr. Mittal’s COBRA premiums during his CTA service and for 18 months after his CTA service ends, so long as he continues to be eligible for COBRA. Dr. Mittal also retained some home office equipment. In consideration for signing a second general release of claims, Dr. Mittal will receive a payment of $412,500, which is equal to 18 months of his base salary at the rate in effect on his last date of employment with the Company.

      On March 2, 2004, Dr. Sundarajan entered into a separation agreement with the Company, which provided the following terms in consideration for his execution of a general release of claims. Dr. Sundarajan will continue to receive his base salary at the rate in effect on his employment cessation date for nine months and an additional 18,580 shares of the Company’s Common Stock subject to options that were previously granted to him became vested. The expiration date of his options was extended until twelve months following his resignation date.

      If a change in control occurs, an option or other award under the 1999 Equity Incentive Plan will become fully exercisable and fully vested if the option or award does not continue to be outstanding, is not assumed by the surviving corporation or its parent or subsidiary or if the surviving corporation or its parent or subsidiary does not substitute the awards granted under the 1999 Equity Incentive Plan with awards that have substantially the same terms. In addition, if an optionee is involuntarily terminated within 12 months following a change in control, he or she will become vested in an additional number of option shares as if he or she completed another 12 months of service. If a change in control occurs and an executive officer or certain of our key employees are involuntarily terminated within 12 months following this change in control, then he or she will become vested in an additional number of option shares equal to the greater of 50% of the then unvested option shares or the number of option shares the executive officer or key employee would become vested in if he or she completed another 12 months of service.

      For options granted prior to the Company’s initial public offering under the Company’s 1996 Stock Plan, upon a merger or consolidation, the merger agreement may provide for the continuation of the options if the Company is the surviving corporation, assumption of the options by the surviving corporation or its parent, settlement of the options in cash in an amount equal to the difference between the exercise price of the options and the value in the transaction of the same number of shares of the Company’s common stock or the substitution of its own options by the surviving corporation or its parent for the options granted under the 1996 Stock Plan. If the Company’s right of repurchase isn’t assigned to the entity that employs the optionee immediately after a change in control or its parent or subsidiary, the right of repurchase will lapse entirely and all of the shares of the Company’s common stock subject to the options will become fully vested.

      Under the Company’s 1996 Stock Plan, as amended in 2001, options become exercisable and vested in full if the Company is subject to a change in control, unless the options remain outstanding following the change in control, or are assumed by the surviving corporation (or its parent or subsidiary) or substituted with options with substantially the same terms by the surviving corporation (or its parent or subsidiary). If an optionee experiences an involuntary termination within 12 months following a change in control, the vesting and exercisability of the optionee’s options will automatically accelerate, as if the optionee provided another 12 months of service following such involuntary termination.

CODE OF ETHICS FOR CHIEF EXECUTIVE OFFICER AND

SENIOR FINANCIAL OFFICERS AND CODE OF BUSINESS CONDUCT

      The Board of Directors has adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers and a Code of Business Conduct applicable to all directors, officers and employees of the Company as required by applicable securities laws, rules of the Securities and Exchange Commission, and the listing standards of the NASDAQ Stock Market, Inc. The Code of Ethics for Chief Executive Officer and Senior Financial Officers and Code of Business Conduct can be found on our website, www.selectica.com/about/conduct.htm.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

      The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

      In connection with the resignation of Dr. Sanjay Mittal, Chief Executive Officer, the Company has agreed to have him continue as Chief Technical Advisor. Pursuant to this arrangement, Dr. Mittal will receive $20,000 per month for his services and this arrangement will continue until either party terminates the CTA service. In the event that Dr. Mittal’s CTA service terminates and he signs a release of claims, he will be entitled to receive a lump-sum severance payment of $412,500.

      On October 15, 1999, Mr. Bennion exercised his option to purchase 300,000 shares of common stock. He paid for those shares with a full recourse promissory note for $750,000 bearing 6.02% annual interest, secured by the purchased shares. As of June 30, 2004, the notes were fully repaid.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and person who own more than 10% percent of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of the Reporting Persons’ Section 16(a) reports or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended March 31, 2004, all Reporting Persons complied with all applicable filing requirements, except that Mr. Bennion filed one late Form 4 reporting one sale; Mr. Jaswa filed a Form 5 that reported seven sales late, two option exercises late and two option grants late; and Dr. Mittal filed two late Form 4s, each reporting one sale and a Form 5 that reported six sales late and one option grant late.

FORM 10-K

      THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S FORM 10-K REPORT FOR FISCAL YEAR 2004, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO SELECTICA, INC., 3 WEST PLUMERIA DRIVE, SAN JOSE, CALIFORNIA 95134, ATTN: STOCKHOLDER SERVICES.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      Stockholder proposals that are intended to be presented at the 2005 Annual Meeting that are eligible for inclusion in the Company’s proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than April 20, 2005 in order to be included. Such stockholder proposals should be addressed to Selectica, Inc., 3 West Plumeria Drive, San Jose, California 94043, Attn: Stockholder Services.

      Pursuant to Rule 14a-4(c) of the Securities and Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2005 annual meeting of stockholders does not notify the Company of such proposal on or prior to July 8, 2005, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2005 Proxy Statement. The Company currently believes that the 2005 annual meeting of stockholders will be held during the second week of September, 2005.

OTHER MATTERS

      The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ STEPHEN BENNION

STEPHEN BENNION
President and Chief Executive Officer (Interim)
and Chief Financial Officer

San Jose, California

August 16, 2004

      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING. THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS
OF
SELECTICA, INC.
(as adopted by the Board of Directors on January 21, 2004)

PURPOSE

      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board ”) of Selectica, Inc. (the “Company”) shall be to oversee the Company’s accounting practices, system of internal controls, audit processes, and financial reporting processes.

RESPONSIBILITIES

      The Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

      The Committee shall rely on the expertise and knowledge of the Company’s management, the Company’s independent auditors and, to the extent applicable, the Company’s internal auditors (or other persons responsible for the Company’s internal audit function) in carrying out its oversight responsibilities. Management of the Company is responsible for ensuring that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s internal policies, procedures and controls.

MEMBERSHIP

      The members of the Committee will be nominated by, will be appointed by, and will serve at the discretion of, the Board. The Committee will consist of at least three (3) members of the Board who meet the following criteria (in each case to the extent that such requirements are effective from time to time):

1.	Each member will be an independent director in accordance with the applicable rules of The Nasdaq National Market (“Nasdaq”) and the rules of the Securities and Exchange Commission (“SEC ”);

2.	Each member will be able to read and understand fundamental financial statements, in accordance with the applicable rules of Nasdaq;

3.	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, in accordance with the applicable rules of Nasdaq; and

4.	At least one member will be an “audit committee financial expert” in accordance with the applicable rules of Nasdaq and the SEC.

      The Board shall designate one member of the Committee as the Committee’s Chairperson.

RESPONSIBILITIES AND AUTHORITY

      The responsibilities and authority of the Committee shall include:

Processes, Controls and Risk Management

1.	Reviewing periodically the Company’s financial reporting processes and disclosure controls and processes, based on consultation with the Company’s management and independent auditors and counsel;

2.	Reviewing periodically the adequacy and effectiveness of the Company’s internal control policies and procedures, including, to the extent applicable, the responsibilities, budget, staffing and effectiveness of the Company’s internal audit function, based on consultation with the Company’s management and independent auditors;

3.	Reviewing the reports prepared by management, and attested to by the Company’s independent auditors, assessing the adequacy and effectiveness of the Company’s internal controls and procedures, prior to the inclusion of such reports in the Company’s periodic filings as required under the rules of the SEC;

4.	Discussing guidelines and policies governing the process by which management and other persons responsible for risk management assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, based on consultation with the Company’s management and independent auditors;

Independent Auditors

5.	Appointing, approving the compensation of and overseeing the work of the Company’s independent auditors; in this regard, the Committee shall have the sole authority to approve the hiring and firing of the independent auditors and the independent auditors shall report directly to the Committee;

6.	Pre-approving audit and permissible non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is permissible);

7.	Discussing with the Company’s independent auditors their annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used, and any other matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

8.	Reviewing quarterly with management, the Company’s independent auditors and, to the extent applicable, the internal auditors (or other persons responsible for the Company’s internal audit function):

•	The results of the annual audit of the Company and the independent auditors’ procedures with respect to interim periods, including any significant findings, comments or recommendations of the independent auditors and, to the extent applicable, internal auditors (or other persons responsible for evaluating the Company’s compliance with internal controls) together with management’s responses thereto; and

•	Any significant changes in the Company’s accounting principles or the methods of applying the Company’s accounting principles;

9.	Reviewing and discussing reports from the independent auditors on:

•	All critical accounting policies and practices used by the Company;

•	Alternative accounting treatments within generally accepted accounting principles related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments; and

•	Other material written communications between the independent auditors and management;

10.	Reviewing with the Company’s independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such matters as are required to be discussed with the Committee under generally accepted auditing standards;

11.	Obtaining and reviewing at least annually a report by the Company’s independent auditors describing:

•	The independent auditors’ internal quality-control procedures; and

•	Any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues;

12.	Obtaining and reviewing at least annually a formal written statement by the Company’s independent auditors delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, as it may be modified or supplemented, and reviewing and discussing with the auditors any disclosed relationships or services that may impact the objectivity and independence of the auditors; in this regard, the Committee shall take appropriate action, if necessary, to ensure the independence of the auditors;

13.	Reviewing periodically with the independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management;

SEC Reports and Other Disclosure

14.	Reviewing with:

•	Management and the Company’s independent auditors, before release, the audited financial statements and unaudited interim financial statements; and

•	Management and the Company’s independent auditors, before release, the Company’s earnings announcements or financial releases and Management’s Discussion and Analysis (MD&A) in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q;

15.	Directing the Company’s independent auditors to review, before filing with the SEC, the Company’s interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

16.	Overseeing compliance with the disclosure requirements of the SEC, including disclosure of information regarding auditors’ services and audit committee members, member qualifications and activities;

Other Responsibilities and Authority

17.	Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

18.	Reviewing and approving all related party transactions in accordance with the applicable rules of Nasdaq;

19.	Reviewing, approving and monitoring the Company’s code of ethics for the Chief Executive Officer and senior financial officers in accordance with the applicable rules of Nasdaq and the SEC;

20.	Establishing hiring policies regarding employment of employees, or former employees, of the Company’s independent auditors in accordance with the applicable rules of Nasdaq and the SEC;

21.	Reviewing the Committee’s own charter, structure, processes and membership requirements, at least on an annual basis;

22.	Preparing and periodically updating an annual calendar and checklist for the Committee’s responsibilities and authority; and

23.	Performing such other duties as may be requested by the Board.

INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS

      The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibility with full access to all books, records, facilities and personnel of the Company.

      The Committee shall have the authority to engage independent legal, accounting and other advisors, as it determines necessary to carry out its duties. The Committee shall have sole authority to approve related fees and retention terms.

EDUCATION

      The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial literacy.

MEETINGS

      The Committee will establish its own schedule and will meet at least one (1) time each fiscal quarter.

      The Committee will meet separately with members of the Company’s management, the Company’s independent auditors and, to the extent applicable, internal auditors (or other persons responsible for monitoring the Company’s compliance with internal controls) at such times as the Committee deems appropriate.

      The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

MINUTES

      The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS

      The Committee shall prepare all reports required to be included in the Company’s filings with the SEC, pursuant to and in accordance with applicable rules of the SEC.

      The Committee also shall report regularly to the full Board, including with respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements, the effectiveness of the Company’s internal controls or disclosure controls, the performance and independence of the Company’s independent auditors, or any other issue that the Committee believes should be brought to the attention of the full Board. Such reports may be made orally or in writing.

COMPENSATION

      Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board. Such fees may include retainers or per meeting fees and shall be paid in such form of consideration as is determined by the Board in accordance with the applicable rules of Nasdaq and the SEC.

      Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY

      The Committee may, to the extent permitted under applicable law, the applicable rules of Nasdaq and the SEC, and the Company’s Certificate of Incorporation and Bylaws, delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided that such pre-approval decision is presented to the full Committee at a scheduled meeting.

PROXY	SELECTICA, INC.	PROXY

3 West Plumeria Drive, San Jose, California 95134

This Proxy is Solicited on Behalf of the Board of Directors of Selectica, Inc.
for the Annual Meeting of Stockholders to be held September 16, 2004

     The undersigned holder of Common Stock, par value $0.0001, of Selectica, Inc. (the “Company”) hereby appoints Stephen Bennion, the Company’s President, and Chief Executive Officer (Interim), and the Company’s Chief Financial Officer, and Dr. Sanjay Mittal, the co-founder and a director of the Company, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, September 16, 2004 at 1:00 p.m. local time, at Techmart at 5201 Great America Parkway, Santa Clara, California 95054, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

     This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR LISTED IN PROPOSAL NO. 2, AND, IN THE DISCRETION OF THE PROXIES, AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR AND “FOR” PROPOSAL 2.

     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(Reverse)
SELECTICA, INC.

☒     Please mark votes as in this example

Nominee: James Arnold (for a term ending upon the 2007 Annual Meeting of Stockholders or until his successor is elected and qualified)		1. To ratify the appointment of Ernst & Young, LLP as the Company’s independent accountants for the fiscal year ending March 31, 2005.
FOR ☐ WITHHELD ☐	For all nominees, except for nominees written below. Nominee exception(s).	FOR ☐ AGAINST ☐ ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement

Signature: ___________________________________________
Signature (if held jointly): ______________________________________
Date: , 2004

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.